Exhibit 32.1

Certification Pursuant to 18 USC, Section 1350
As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the First Amended Report of Heartland Bridge Capital, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James F. Groelinger, the Chief Executive Officer of the Company certify pursuant to 18 USC Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 8, 2011 By:	/s/ James F. Groelinger
Name: James F. Groelinger
Title: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Heartland Bridge Capital, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.